Exhibit 10.13

Performance Stock Unit Award #___

SUNCRETE, Inc.
2026 Omnibus Incentive Plan

performance Stock unit Award grant notice

Pursuant to this Performance Stock Unit Award Grant Notice (this “Notice of Grant”), you (the “Participant”) are hereby granted a Performance Stock Unit Award (the “Award”) by Suncrete, Inc., a Delaware corporation (the “Company”) under the Suncrete, Inc. 2026 Omnibus Incentive Plan (the “Plan”), as set forth below. Each Performance Stock Unit (a “PSU”) subject to the Award has a notional value equivalent to one share of the Company’s [Class A / Class B] Common Stock for purposes of determining the number of Shares subject to the Award.

The Award is subject to all the terms and conditions set forth in this Notice, the Plan, and the Performance Stock Unit Agreement, attached hereto as Exhibit A (the “Award Agreement”), each of which are incorporated by reference into this Notice of Grant. Capitalized terms that are not defined in the Notice of Grant shall have the meanings given to them in the Award Agreement, and if not defined in the Award Agreement, the meanings given to them in the Plan.

Name of Participant:
Address of Participant:
Target Number of PSUs:	__________ (the “Target PSUs”); provided that the actual number of PSUs that are granted and eligible to vest is up to [_____]% of the Target PSUs (or __________ PSUs).
Date of Grant:
Acceptance Expiration Date:	15 days after the Participant’s receipt of this Notice of Grant.
Vesting Schedule:	Except as specifically provided in the Award Agreement and subject to the restrictions and conditions set forth in the Plan, the PSUs shall vest on the Vesting Date (as defined on Schedule 1 to this Notice of Grant, attached hereto, which is incorporated by reference into this Notice of Grant), based upon the achievement of the performance goals set forth on Schedule 1 (the “Performance Vesting Conditions”).

By your signature and the signature of the Company’s representative below, you and the Company agree to be bound by all of the terms and conditions of this Notice of Grant and the accompanying Award Agreement and the Plan (each incorporated herein by this reference as if set forth in full in this document). By executing this Notice of Grant, you hereby irrevocably elect to accept the Award granted under this Notice of Grant and the related Award Agreement and to receive the PSUs designated above subject to the terms of the Plan, this Notice of Grant, and the Award Agreement.

You acknowledge and agree that this Award does not constitute an express or implied promise of your continued engagement as an employee, officer, director, or other service provider for the vesting period, for any period, or at all, and shall not interfere with your right or the Company’s right to terminate your employment or service relationship with the Company or any Affiliate at any time, with or without Cause.

Suncrete, Inc. 2026 Omnibus Incentive Plan

Performance Stock Unit Award

Notice of Grant, Page 1 of 2

You hereby agree to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and the Award.

This Notice of Grant may be executed in duplicate counterparts, the production of either of which shall be sufficient for all purposes for the proof of the binding terms of this Award.

PARTICIPANT		SUNCRETE, INC.

By:
Name:	, an individual	Title:

Dated:		Dated:

Suncrete, Inc. 2026 Omnibus Incentive Plan

Performance Stock Unit Award

Notice of Grant, Page 2 of 2

Schedule 1

SUNCRETE, Inc.
2026 Omnibus Incentive Plan

Performance vesting conditions

Suncrete, Inc. 2026 Omnibus Incentive Plan

Performance Stock Unit Award

Schedule 1, Page 1 of 5

EXHIBIT A

SUNCRETE, Inc.
2026 Omnibus Incentive Plan

PERFORMANCE Stock UNIT Award Agreement

Suncrete, Inc. 2026 Omnibus Incentive Plan

Performance Stock Unit Award

Award Agreement, Page 1 of 7